exhibit n

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen Emerging Markets Debt 2022 Target Term Fund:

We consent to the use of our report dated August 4, 2017, with respect to the financial statements of Nuveen Emerging Markets Debt 2022 Target Term Fund, and to the references to our firm under the headings “Legal Opinions and Experts” in the Prospectus and “Experts” in the Statement of Additional Information, which are incorporated by reference to the amendment filed on Form N-2.

/s/ KPMG LLP

September 26, 2017

Chicago, Illinois